UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2008

EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4444 Brittmoore Road, Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 335-7000
N/A
(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

          Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          Effective January 1, 2008, Exterran Holdings, Inc. (“Exterran”) adopted the Exterran Deferred Compensation Plan (the “Plan”), under which Exterran’s key management or highly compensated employees that are selected by the Compensation Committee may (i) defer receipt of their compensation, including up to 100% of their salaries and up to 100% of their bonuses, and (ii) be credited with company contributions that are designed to make-up a portion of the employer-matching contribution that cannot be made under the Exterran 401(k) Retirement Plan due to Internal Revenue Code qualified plan limits. Exterran may, but has no obligation to, make discretionary contributions on behalf of a Participant, in such form and amount as the Committee deems appropriate, in its sole discretion.
          Participant elections with respect to deferrals of compensation and distributions generally must be made in the year preceding that in which the compensation is earned, except that the Committee may permit a newly eligible participant to make deferral elections up to 30 days after he or she first becomes eligible to participate in the Plan.
          Participants may elect one or more investment funds, as designated by the Committee, to be used to determine the additional amounts to be credited to their Plan accounts. These investment funds are for measurement purposes only, and a participant’s election of any such investment fund is hypothetical and is not an actual investment of his or her Plan account in any such investment funds. The Plan is an “unfunded” plan for state and federal tax purposes, and participants have the rights of unsecured creditors of Exterran with regard to their Plan accounts.
          Participants may elect to receive distributions of their accounts while still in the service of Exterran or upon the Participant’s separation from service or disability, each as defined in the Plan. Participants also may elect to receive distributions of their accounts either in a lump sum or in two to 10 annual installments. Distributions will be made in cash, except that a participant may elect to have any portion of his or her account that is deemed invested in Exterran common stock to be distributed in shares of Exterran common stock if the distribution is made prior to January 1, 2011. Participants may change existing elections with respect to distributions only if they satisfy certain requirements set forth in the Plan, including that they do so no later than 12 months prior to the scheduled distribution and that they extend their deferral elections by at least five years, subject to specified exceptions.
          In addition, the Exterran, Inc. Employees’ Supplemental Savings Plan (formerly the Universal Compression, Inc. Employees’ Supplemental Savings Plan) (the “ESSP”) has been amended to (i) change the plan sponsor from Exterran, Inc. to Exterran, (ii) freeze the ESSP with respect to new participation and contributions as of December 31, 2007 and (iii) fully vest the accounts of active participants as of that date. Effective as of January 1, 2008 all deferred compensation and employer matching contributions that were earned or vested under the ESSP after December 31, 2004, along with all associated earnings, gains and losses, were transferred from the ESSP to the Plan and will be maintained and distributed under the Plan.
          The foregoing descriptions of the Plan and the amendment to the ESSP do not purport to be complete and are qualified in their entirety by reference to the Plan and the amendment to the ESSP.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
Date: January 7, 2008	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary